UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Copies to:

Bruce A. Toth, Esq. Winston & Strawn LLP 35 W. Wacker Drive Chicago, IL 60601-9703 (312) 558-5723	Keith E. Gottfried, Esq. Morgan, Lewis & Bockius LLP 1111 Pennsylvania Avenue, N.W. Washington, DC 20004 (202) 739-5947

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Superior Industries International, Inc., a California corporation (“Superior” or the “Company”), is filing definitive additional materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with its solicitation of proxies from its shareholders in connection with its 2015 Annual Meeting of Shareholders The Westin Hotel, 1500 Town Center, Southfield, Michigan 48075 on Tuesday, May 5, 2015, at 9:30 a.m. Eastern Time, and at any and all adjournments, postponements or reschedulings thereof (the “2015 Annual Meeting”). In connection with its 2015 Annual Meeting, Superior has filed a revised definitive proxy statement and a definitive form of WHITE proxy card with the SEC on March 27, 2015.

Letter to Shareholders Dated April 24, 2015

Attached hereto is a letter dated April 24, 2015 that Superior is mailing to shareholders in which Superior comments on the proxy contest by GAMCO Asset Management Inc. (“GAMCO”) with respect to the 2015 Annual Meeting and reports that the two leading independent, third-party proxy advisory firms, ISS Proxy Advisory Services and Glass, Lewis & Co., LLC, whose clients include institutional investors, mutual funds, pension funds and other fiduciaries, have each recommended that Superior’s shareholders vote the WHITE proxy card FOR ALL seven director nominees recommended by the Superior Board of Directors (the “Superior Board”) – Margaret S. Dano, Jack A. Hockema, Paul J. Humphries, James S. McElya, Timothy C. McQuay, Donald J. Stebbins and Francisco S. Uranga – standing for election at the 2015 Annual Meeting. As previously disclosed, GAMCO is conducting a proxy contest to seek the election at the 2015 Annual Meeting of three candidates to the Superior Board to replace three highly qualified and extremely valuable members of the Superior Board who have been unanimously recommended by the Superior Board for re-election. Superior strongly urges shareholders to vote only the WHITE proxy card and discard any blue proxy card they may receive from GAMCO.

Additional Information and Where To Find It

Superior, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from Superior shareholders in connection with the matters to be considered at Superior’s 2015 Annual Meeting. On March 27, 2015, Superior filed a revised definitive proxy statement (as it may be amended from time to time, the “Proxy Statement”) and definitive form of WHITE proxy card with the SEC in connection with such solicitation of proxies from Superior’s shareholders. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY SUPERIOR WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement, including the appendices thereto. Shareholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Superior with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.supind.com, by writing to Superior's Corporate Secretary at 24800 Denso Drive, Suite 225, Southfield, Michigan 48033, by calling Superior at (248) 352-3700, or by contacting Superior's proxy solicitor, MacKenzie Partners, Inc., toll free at 1-800-322-2885.

April 24, 2015

Dear Fellow Shareholder:

IMPORTANT BREAKING NEWS!

THE TWO LEADING INDEPENDENT THIRD-PARTY PROXY ADVISORY FIRMS
ISS AND GLASS LEWIS RECOMMEND THAT SHAREHOLDERS
VOTE THE WHITE PROXY CARD FOR ALL OF SUPERIOR’S DIRECTOR NOMINEES

We want to share with you some very exciting news. As described in the press release printed inside, the two leading independent, third-party proxy advisory firms, ISS Proxy Advisory Services and Glass, Lewis & Co., whose clients include institutional investors, mutual funds, pension funds and other fiduciaries, have each recommended that Superior’s shareholders vote the WHITE proxy card FOR ALL your Board’s highly qualified and very experienced nominees—Margaret S. Dano, Jack A. Hockema, Paul J. Humphries, James S. McElya, Timothy C. McQuay, Donald J. Stebbins and Francisco S. Uranga—standing for election at the Annual Meeting of Shareholders to be held on May 5, 2015.

SUPPORT YOUR BOARD’S HIGHLY QUALIFIED NOMINEES
BY VOTING THE WHITE PROXY CARD TODAY

Your vote is important, no matter how many shares you own. Whether or not you plan to attend the Annual Meeting, we urge you to sign and return the enclosed WHITE proxy card in the postage-paid envelope provided and vote FOR ALL your Board’s highly qualified and very experienced nominees—Margaret S. Dano, Jack A. Hockema, Paul J. Humphries, James S. McElya, Timothy C. McQuay, Donald J. Stebbins and Francisco S. Uranga. You may also vote by phone or Internet by following the instructions on the enclosed WHITE proxy card. Your Board encourages you to vote each and every WHITE proxy card you receive. If you have any questions or need assistance in voting your WHITE proxy card, we encourage you to call our proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885 (Toll Free).

We also urge you to discard any blue proxy card or voting instruction card you may receive from GAMCO. Even a WITHHOLD vote with respect to GAMCO’s nominees on its blue proxy card will cancel any proxy previously given to Superior. If you previously signed a blue proxy card sent to you by GAMCO, you can revoke that proxy card and vote for your Board’s recommended nominees by voting a new WHITE proxy card. Only your latest-dated proxy card will count.

On behalf of your Board of Directors, we thank you for your continued support.

Sincerely,

Margaret S. Dano Chairman of the Board of Directors	Donald J. Stebbins President, Chief Executive Officer and Director

PLEASE VOTE THE WHITE PROXY CARD TODAY!

FOR IMMEDIATE RELEASE

Investor Relations Line: (818) 902-2701 www.supind.com	Kerry Shiba Executive Vice President & Chief Financial Officer (818) 781-4973	FTI Consulting Nathan Elwell (312) 553-6706 Nathan.elwell@fticonsulting.com	Jeanne Carr MacKenzie Partners, Inc. (800) 322-2885

LEADING PROXY ADVISORY FIRM GLASS LEWIS JOINS ISS IN
RECOMMENDING THAT SUPERIOR INDUSTRIES SHAREHOLDERS VOTE THE
WHITE PROXY CARD FOR ALL OF SUPERIOR’S DIRECTOR NOMINEES

Both Leading Independent Proxy Advisory Firms Now Recommend
That Shareholders Vote FOR ALL Superior’s Board Nominees

SOUTHFIELD, MICHIGAN—April 23, 2015—Superior Industries International, Inc. (NYSE:SUP), the largest manufacturer of aluminum wheels for passenger cars and light-duty vehicles in North America, today announced that Glass Lewis & Co., a leading independent proxy advisory firm, has recommended to its clients that Superior shareholders vote the WHITE proxy card FOR ALL seven of Superior’s director nominees—Margaret S. Dano, Jack A. Hockema, Paul J. Humphries, James S. McElya, Timothy C. McQuay, Donald J. Stebbins and Francisco S. Uranga—standing for election at the Annual Meeting of Shareholders to be held on May 5, 2015. Glass Lewis’ clients include institutional investors, mutual funds, pension funds and other fiduciaries. The Glass Lewis recommendation follows the recommendation issued earlier this week by ISS Proxy Advisory Services which also recommended that Superior shareholders vote the WHITE proxy card FOR ALL seven of the director nominees recommended by the Superior Board. As previously announced, GAMCO Asset Management Inc. (GAMCO) is waging a proxy contest to elect its own director candidates to the Superior Board, despite the failure of similar attempts in 2013 and 2014.

In recommending that Superior shareholders vote the WHITE proxy card FOR ALL seven of the highly qualified and experienced director-nominees recommended by the Superior Board, Glass Lewis noted (i) GAMCO’s failure to link any performance issues at Superior with any deficiency or mismanagement at the board level, and (ii) GAMCO’s failure to provide any actionable suggestions or strategic objectives to improve Superior’s performance. Glass Lewis also took note of GAMCO’s failure in the proxy contest, as in the two prior proxy contests it waged against Superior, to present any compelling arguments with respect to how adding its nominees to the board would improve Superior’s financial performance.

In its April 22, 2015 report, Glass Lewis recognized the actions that have been taken by the Superior Board to evolve Superior into a more efficient global competitor, enhance Superior’s long-term prospects and build on the strong brand and automotive industry reputation that was established by Louis and Steven Borick over more than fifty years. These actions have included (i) launching on-time and on-budget, in the fourth quarter of 2014, a new modern aluminum wheel manufacturing facility in Chihuahua, Mexico that will leverage Superior’s demonstrated operating success in Mexico, lower Superior’s overall manufacturing costs and improve Superior’s position in a highly competitive market; (ii) closing Superior’s Rogers, Arkansas aluminum wheel manufacturing facility and shifting production to other more cost-efficient manufacturing facilities, including Superior’s newest facility in Chihuahua, Mexico; (iii) lowering Superior’s overall cost base as part of a long-term, managed strategy to be more competitive; and (iv) focusing more closely on measures of operating efficiency which help Superior control cost-of-quality issues and optimize its capital spending in what remains a very capital intensive business. Glass Lewis noted as follows:

PLEASE VOTE THE WHITE PROXY CARD TODAY!

“[W]e believe the Company presents a thorough and well-reasoned strategic plan to improve efficiency and has demonstrated that it is executing on this strategy, including by moving production to lower-cost facilities in Mexico and closing a less efficient facility in Arkansas.”

Glass Lewis also took note of the efforts of the Superior Board to enhance its board composition, an effort that began approximately four years ago. Of the seven nominees being recommended by the Superior Board, all have joined the Board since 2007 and more than half have joined the Board since 2013 (Margaret S. Dano and Francisco S. Uranga joined in 2007, Timothy C. McQuay joined in 2011, James S. McElya joined in 2013 and Jack A. Hockema, Paul J. Humphries and Donald J. Stebbins joined in 2014). Philip Colburn, who has been a member of the Superior Board since 1990, is retiring from the Board and will not stand for re-election this year. Glass Lewis noted as follows:

“While the Dissident calls for fresh perspective, we find that there has already been substantial recent change to the Company’s leadership. The Company appointed a new CEO, Mr. Stebbins, in May 2014, and experienced more than 50% turn-over in its executive ranks in the last 14 months. Four out of seven Management Nominees were appointed to the board in the last two years and no Management Nominees have served on the board for more than eight years. In this case, we believe there is already sufficient fresh perspective at the board and executive management levels and we question whether further changes would provide any additional benefit to shareholders at this time.”

Unlike in the past two years, this year GAMCO has decided to target specific members of the Superior Board—Paul J. Humphries, Timothy C. McQuay and Francisco S. Uranga, three highly qualified and extremely valued members of the Superior Board who bring to the Superior Board perspectives, insights, experiences and competencies that are central to the pursuit of Superior’s strategic priorities and its efforts to transform itself into a stronger, more efficient global competitor. Commenting on the decision of GAMCO to target Messrs. Humphries, McQuay and Uranga, Glass Lewis noted the following.

“Management Nominee McQuay has a background in investment banking and financial services, including capital allocation, and it is not clear to us that the board requires additional financial or capital allocation experience or that the Dissident Nominees are more qualified in these respects than Mr. McQuay, who claims more than 33 years of financial industry experience and is currently an investment banking managing director. Furthermore, given his capital markets experience, Mr. McQuay would appear an odd choice for the Dissident to target for removal.”

“[W]e see that Mr. Uranga has significant operations experience in Latin America and Mexico, where a majority of the Company’s facilities are now located, and we believe the board can likely continue to benefit from his experience working in that region.”

“Mr. Humphries has been on the board for less than one year and has significant global operating and human resources experience as an executive of a public company. Given his short tenure and human resources qualifications, we question why the Dissident would target him for removal under the guise of adding fresh perspective and additional “non-manufacturing” expertise to the board.”

Commenting on the Glass Lewis report, Superior issued the following statement: “We are very pleased that both Glass Lewis and ISS, the two leading independent, third-party proxy advisory firms, have carefully reviewed the voting alternatives and both have recommended that shareholders should vote for all seven of Superior’s director nominees on the WHITE proxy card. As we have stated consistently, we do not believe that any of GAMCO’s nominees can be said to have experience comparable to that of any of the three highly qualified and very experienced members of the Superior Board that GAMCO is seeking to replace. As was the case with GAMCO’s previous two unsuccessful proxy contests against Superior, not one of GAMCO’s nominees has any executive—level manufacturing, automotive industry, supply chain management, global markets or global operations experience, and we do not believe that any of GAMCO’s nominees would bring to Superior’s Board any relevant insights, perspectives, skills or competencies not already present among the current members of the Superior Board. In addition, none of GAMCO’s nominees have any experience navigating a company the size and global reach of Superior through the complex, dynamic and highly competitive global business environment in which we operate.”

PLEASE VOTE THE WHITE PROXY CARD TODAY!

Superior shareholders are reminded that their vote is extremely important, no matter how many or how few shares they own. Superior urges shareholders to vote FOR ALL seven of Superior’s director nominees—Margaret S. Dano, Jack A. Hockema, Paul J. Humphries, James S. McElya, Timothy C. McQuay, Donald J. Stebbins and Francisco S. Uranga—on the WHITE proxy card today.

Shareholders may vote by returning the WHITE proxy card or by phone or Internet by following the instructions on the WHITE proxy card they have received. Shareholders are urged to discard any blue proxy card or voting instruction card they may have received from GAMCO. Even a WITHHOLD vote with respect to GAMCO’s nominees on its blue proxy card will cancel any proxy previously given to Superior. If a shareholder previously signed a blue proxy card sent by GAMCO, that proxy card can be revoked by voting a new WHITE proxy card for the Board’s recommended nominees. Only the latest-dated proxy will count.

Superior is being advised in connection with the proxy contest by Winston & Strawn, LLP and Morgan, Lewis & Bockius LLP. Mackenzie Partners, Inc. is serving as Superior’s proxy solicitor.

About Superior Industries

Headquartered in Southfield, Michigan, Superior is the largest manufacturer of aluminum wheels for passenger cars and light-duty vehicles in North America. From its plants in the U.S. and Mexico, the company supplies aluminum wheels to the original equipment market. Major customers include BMW, FCA, Ford, General Motors, Mitsubishi, Nissan, Subaru, Tesla, Toyota and Volkswagen. For more information, visit www.supind.com.

Cautionary Statement Concerning Forward-Looking Statements

We caution readers that this press release contains statements that are forward-looking statements (statements which are not historical facts) within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are indicated by words or phrases such as “may,” “could,” “designed to,” “outlook,” “believes,” “should,” “anticipates,” “potential,” “possibly,” “plans,” “expects,” “intends,” “estimates,” “forecasts” or the negative thereof or other variations thereon and similar words or phrases or comparable terminology. Such forward-looking statements include, but are not limited to, statements regarding the anticipated proxy contest by GAMCO Asset Management, Inc. and the other participants in its solicitation, our initiatives to make Superior a stronger and more efficient competitor in the global marketplace for automotive parts and supplies, our actions to enhance our long-term prospects and enhance value for our shareholders, our ability to ramp up production at our new manufacturing facility in Mexico to full capacity by the end of 2015, our ability to expand capacity at our new manufacturing facility in Mexico and the timetable for such capacity expansion, the cost of operating a new manufacturing facility in Mexico, our ability to use our new manufacturing facility in Mexico to enhance our competitive position by lowering our average cost, our ability to shift production away from older inefficient manufacturing facilities, our ability to continue to strengthen the functional and operational expertise of our management team, and our future stock repurchases and dividends. Such statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from those expressed or implied by such forward-looking statements. Those risks and uncertainties include, but are not limited to, risks related to the actions of GAMCO and other activist shareholders, including the amount of related costs incurred by Superior and the disruption caused to Superior’s business activities by these actions, general automotive industry and market conditions and growth rates, foreign competition as well as general domestic and international economic conditions, including turmoil in the financial and credit markets, possible disruption in commercial activities due to terrorist activity and armed conflict, changes in the costs of raw materials and labor, a significant decrease in business from or loss of any of our major customers or programs and the loss of key managerial talent. Other risks and uncertainties that may cause actual events to differ materially from the statements we have made

PLEASE VOTE THE WHITE PROXY CARD TODAY!

herein are identified and described in more detail in Superior’s filings with the SEC, including, without limitation, its Annual Report on Form 10-K for the year ended December 28, 2014, its Quarterly Reports on Form 10-Q, its Current Reports on Form 8-K and its other filings in connection with the 2015 Annual Meeting of Shareholders. Investors are cautioned not to place undue reliance on any forward-looking statements, which are made as of the date hereof. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Superior does not expect to, and disclaims any obligation to, publicly update, amend or clarify any forward-looking statements whether as a result of new information, future events or otherwise, except as otherwise may be required by the federal securities laws. Superior, however, reserves the right to update such statements or any portion thereof at any time for any reason.

Important Additional Information And Where To Find It

Superior, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from Superior shareholders in connection with the matters to be considered at Superior’s 2015 Annual Meeting. On March 27, 2015, Superior filed a revised definitive proxy statement (as it may be amended from time to time, the “Proxy Statement”) and definitive form of WHITE proxy card with the SEC in connection with such solicitation of proxies from Superior’s shareholders. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY SUPERIOR WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement, including the appendices thereto. Shareholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Superior with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.supind.com, by writing to Superior’s Corporate Secretary at 24800 Denso Drive, Suite 225, Southfield, Michigan 48033, by calling Superior at (818) 781-4973, or by contacting Superior’s proxy solicitor, MacKenzie Partners, Inc., toll free at 1-800-322-2885.

PLEASE VOTE THE WHITE PROXY CARD TODAY!

IMPORTANT!
PLEASE VOTE THE WHITE PROXY CARD TODAY!

WE URGE YOU NOT TO SIGN ANY BLUE PROXY CARD
SENT TO YOU BY GAMCO

Remember, you can vote your shares by telephone or via the Internet. Please follow the easy instructions on the enclosed WHITE proxy card.

If you have any questions or need assistance in voting
your shares, please contact our proxy solicitor:

105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885
Email: proxy@mackenziepartners.com

PLEASE VOTE THE WHITE PROXY CARD TODAY!